UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2011 (July 15, 2011)

YUHE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-34512	87-0569467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Hailong Street
Hanting District, Weifang, Shandong Province
The People’s Republic of China
(Address of principal executive offices, including zip code)

(86) 536 736 3688
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 15, 2011, Yuhe International, Inc. (the “Company”) received a letter from the Listing Qualifications Hearings Department of The NASDAQ Stock Market LLC (“Nasdaq”) stating that the Nasdaq Hearings Panel has determined to deny the request of the Company for an extension of the automatic stay of delisting. Nasdaq will suspend trading of the Company’s shares effective at the open of business on Thursday, July 21, 2011 (the “Notice”).

The Company currently has a hearing with Nasdaq scheduled for August 4, 2011 (the “Hearing”). However, there are no guarantees that the Hearing will result in the resumption of trading in the Company’s securities on the Nasdaq.

Item 8.01	Other Events

On July 21, 2011, the Company issued a press release announcing that it has appointed the Audit Committee of the Board of Directors to investigate the matters that are the subject of the Hearing. The Audit Committee has retained Loeb & Loeb LLP as independent outside counsel. Loeb & Loeb LLP have initiated an internal investigation and are in the process of engaging a forensic accounting firm to assist in the investigation. At this time, the Company cannot estimate when the internal investigation of the relevant issues will conclude.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

99.1	Press Release dated July 21, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yuhe International, Inc.

Date: July 21, 2011	By:	/s/ Gang Hu
Gang Hu
Chief Financial Officer